UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 20, 2026

Monroe Capital Enhanced Corporate Lending Fund
(Exact name of registrant as specified in its charter)

Delaware	814-01919	33-6956497
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

155 North Wacker Drive, 35th Floor
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (312) 258-8300
Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.
Distribution
On July 20, 2026, the Board of Trustees of Monroe Capital Enhanced Corporate Lending Fund (the “Fund”) declared a distribution in the form of a dividend for its Class I common shares of beneficial interest (the “Class I Shares”) in the amount of $0.187 per share to shareholders of record as of the open of business on July 31, 2026, to be paid in cash on or about August 24, 2026. This distribution will be paid in cash or reinvested in the Class I Shares for shareholders participating in the Fund’s distribution reinvestment plan.
Net Asset Value
The net asset value per Class I Share as of June 30, 2026, as determined in accordance with valuation policies and procedures of Monroe Capital BDC Advisors, LLC, the Fund’s investment adviser (the “Adviser”), is $25.85. As of June 30, 2026, the Fund had total net asset value of approximately $105.4 million and had $117.0 million of principal debt outstanding, resulting in a debt-to-equity ratio of approximately 1.11x.
As of June 30, 2026, the Fund had no Class S common shares of beneficial interest (the “Class S Shares”) or Class D common shares of beneficial interest (the “Class D Shares”) outstanding.
Portfolio Update
As of June 30, 2026, the Fund had investments in 39 portfolio companies, having an aggregate fair value of approximately $217.1 million. As of June 30, 2026, 100% of the debt investments at fair value in the Fund’s portfolio were floating rate.
The following table shows the composition of the Fund’s investment portfolio at fair value and as percentage of the Fund’s total investments at fair value (in thousands) as of June 30, 2026:

	June 30, 2026
Fair Value:
Senior secured loans	$203,323	93.7%
Equity investments	13,768	6.3%
Total	$217,091	100.0%

The following table shows the Fund’s portfolio composition by industry at fair value and as percentage of the Fund’s total investments at fair value (in thousands) as of June 30, 2026:

	June 30, 2026
Fair Value:
Automotive	$8,121	3.7%
Banking	1,665	0.8%
Chemicals, Plastics & Rubber	6,990	3.2%
Construction & Building	5,327	2.5%
Consumer Goods: Durable	9,395	4.3%
Consumer Goods: Non-Durable	9,929	4.6%
Containers, Packaging & Glass	3,990	1.8%
Environmental Industries	2,611	1.2%
FIRE: Finance	8,930	4.1%
Healthcare & Pharmaceuticals	37,759	17.4%
High Tech Industries	38,327	17.7%
Media: Advertising, Printing & Publishing	8,938	4.1%
Retail	1,266	0.6%
Services: Business	48,725	22.4%
Services: Consumer	9,331	4.3%
Transportation: Cargo	15,787	7.3%
Total	$217,091	100.0%
Status of Public Offering
The Fund is currently publicly offering on a continuous basis up to $1.0 billion of its Class I Shares, Class S Shares and Class D Shares (the “Common Shares”), pursuant to a registered offering (the “Public Offering”). The following table lists the Common Shares issued in, and total consideration received in connection with, the Public Offering as of the date of this filing (through the July 1, 2026 subscription date). Additionally, the Fund has sold an aggregate of approximately 3,948,488 unregistered Class I Shares as part of private offerings to affiliates of the Adviser for aggregate gross proceeds of approximately $100.0 million.
The table below does not include Common Shares issued through the Fund’s distribution reinvestment plan. The Fund intends to continue selling Common Shares in the Public Offering on a monthly basis.

	Common Shares Issued	Total Consideration (in thousands)
Class I	167,902	$4,319
Class S	—	—
Class D	—	—
Total Public Offering	167,902	$4,319

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Monroe Capital Enhanced Corporate Lending Fund

Date: July 20, 2026	By:	/s/ Christopher Lund
	Name:	Christopher Lund
	Title:	Chief Financial Officer